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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 13 to Form S-14 on Form S-3 (File Number 2-82253) of our report dated February 14, 1996, on our audits of the consolidated financial statements and financial statement schedules of Cincinnati Bell Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.

Cincinnati, Ohio
January 21, 1997